EXHIBIT 23.3

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1, Amendment 2, of our review report on unaudited interim financial statements, dated March 24, 2015, relative to financial statements of Rosewood Resources, Inc., as of January 31, 2015, and for the three months ended January 31, 2015 and 2014.

We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel” in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

March 27, 2015